UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2016, Skypeople Juice International Holding (HK) Limited (the “Skypeople HK”), a wholly owned subsidiary of SkyPeople Fruit Juice, Inc. (the "Company") and a 99.78% owner of SkyPeople Juice Group Co., Ltd. (“Skypeople China”) entered into a Share Transfer Agreement and a Capital Contribution (the “Agreements”) with Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd. ( the “TSD”), a limited liability corporation registered in China.

Skypeople HK incorporated Skypeople China in Shaanxi Province, China on March 13, 2012 and pursuant to the approval certificate and business license of Skypeople China, SkyPeople HK was required to contribute RMB 427,000,000 (approximately $65,698,308) and Hongke Xue, a director of the Company (“Xue”) was required to contribute RMB 1,000,000 (approximately $153,846) to Skypeople China, and Skypeople HK and Xue as a result would own 427,000,000 shares (99.78%) and 1,000,000 shares (0.22%) of Skypeople China, respectively. As of March 10, 2016, Skypeople HK had contributed RMB 314,190,900 (approximately $48,337,062) to Skypeople China but had not contributed the remaining RMB 112,809,100 (approximately $17,355,246) as the payment for 112, 809, 100 shares of Skypeople China.

Pursuant to the Agreements, TSD shall acquire 112, 809,100 shares of Skypeople China from Skypeople HK and shall make a total capital contribution RMB 131,761,028.80 (approximately $20,270,928) to Skypeople China, which is calculated based upon 8 times Skypeople China’s net profit per share for 2014 (about RMB 0.146 per share) then times 112, 809,100 shares. RMB 112,809,100 out of the RMB 131,761,028.80 (the "Capital Contributions") shall be used as payment for outstanding capital contribution due to Skypeople China by Skypeople HK and the remaining RMB 18,951,928.80 (approximately $2,915,681) shall be used as additional capital contribution to Skypeople China and shall be deposited into Skypeople China’s capital surplus account. TSD shall pay the full Capital Contributions to Skypeople China within 15 working days upon the effectiveness of the Agreements and the shares shall be transferred upon payment being completed, at which time TSD shall own 112,809,100 shares and 26.36% of Skypeople China.

The description contained herein of the terms of the Agreements do not purport to be complete, and the Agreements will be filed as exhibits to the Company’s annual Report on Form 10-K for the year-ended December 31, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 8.01 Other Events

On March 16, 2016, the Company issued a press release announcing the share transfer and capital contribution, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: March 16, 2016	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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